Exhibit 99.1

GROUP AGREEMENT

This GROUP AGREEMENT (this “Agreement”) dated as of May 7, 2015, is made and entered into by and among SAC Jupiter Holding Ltd., a limited company organized in Dubai, United Arab Emirates (“SilverArrow Dubai”), SilverArrow Capital Holding Ltd., a company organized under the laws of Guernsey (“SilverArrow Guernsey”), Abdullah Saleh A. Kamel, an individual and citizen of the Kingdom of Saudi Arabia (“Mr. Kamel”), Pluto Fund Limited, a company organized under the laws of Saint Vincent and the Grenadines (“Pluto”), Thomas P. Limberger, an individual and citizen of the Federal Republic of Germany (“Mr. Limberger”), Osama H. Al Sayed, an individual and citizen of the Kingdom of Saudi Arabia (“Mr. Al Sayed”), and Ernesto Palomba, an individual and citizen of Italy (“Mr. Palomba” and, together with SilverArrow Dubai, SilverArrow Guernsey, Mr. Kamel, Pluto, Mr. Limberger, and Mr. Al Sayed, the “Parties” or the “Group”).

WHEREAS, as of the date hereof, each of the Parties is the beneficial owner of the Securities (as defined below) of ROFIN-SINAR Technologies Inc., a Delaware corporation (the “Company”), in the amounts set forth below such Party’s name on the signature pages to this Agreement;

WHEREAS, the Parties desire to form the Group for the purpose of (i) engaging in discussions with the Company regarding operating results, cost and capital allocation, opportunities to enhance stockholder value and corporate governance, (ii) taking all action necessary to achieve the foregoing and (iii) taking any other actions the Group determines to undertake in connection with their respective investment in the Company; and

WHEREAS, the Parties desire to reduce to writing their agreements and arrangements with respect to the Group.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Each of the undersigned hereby agrees to form the Group for the purposes of (i) engaging in discussions with the Company regarding operating results, cost and capital allocation, opportunities to enhance stockholder value and corporate governance, (ii) taking all action necessary to achieve the foregoing and (iii) taking any other actions the Group determines to undertake in connection with their respective investment in the Company.

2. Each Party agrees to the joint filing on behalf of each of them and their respective affiliates of a statement on Schedule 13D, and any amendments thereto, with respect to the Securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate. As used herein, “Securities” shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company.

3. If any of Pluto or Messrs. Kamel, Al Sayed or Palomba (the “Non-SilverArrow Parties”) or any of their respective affiliates purchase or sell any Securities following the date of this Agreement and prior to the termination of this Agreement, then such Non-Silver Arrow Party shall, and shall cause its affiliates to, promptly (and in any event within one (1) business day) notify each of SilverArrow Dubai and Mr. Limberger of such purchase or sale of Securities by delivering SilverArrow Dubai and Mr. Limberger via electronic mail a written notice in the form of Exhibit A attached hereto.

4. Each of the Parties hereto agrees that any U.S. Securities and Exchange Commission (the “SEC”) filing, press release, Company communication or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be as directed by SilverArrow Dubai. SilverArrow Dubai shall have discretion over the content and timing of public or private communications and negotiating positions taken on behalf of the Group. Each of the Non-SilverArrow Parties hereto further agrees that any communication with the Company shall be at SilverArrow Dubai’s direction and that none of the Non-SilverArrow Parties or their respective affiliates shall communicate with the Company on the Group’s behalf without SilverArrow Dubai’s prior written consent.

5. Each of the Non-SilverArrow Parties hereby appoints as its proxy and attorney-in-fact Thomas Limberger, Director of SilverArrow Dubai, with full power of substitution and resubstitution, to (i) execute and file with the SEC any Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, any settlement agreement, any amendments to any of the foregoing and any related documentation which may be required to be filed as a result of such Non-SilverArrow Party’s beneficial ownership of, or participation in a group with respect to, Securities directly or indirectly beneficially owned by such Non-SilverArrow Party or any of its affiliates and (ii) vote or execute written consents with respect to the Securities of such Non-SilverArrow Party at any annual or special meetings of stockholders of the Company (or adjournments or postponements thereof). Each of the Non-SilverArrow Parties shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and grant of authority is coupled with an interest and may only be revoked by a Non-Silver Arrow Party pursuant to Section 9 of this Agreement.

6. The relationship of the Parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to create a joint venture or partnership, or to grant any Non-SilverArrow Party any rights to indemnification. Except as otherwise may be provided herein, nothing shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any provisions thereof that would require the application of the laws of any other jurisdiction. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof shall be exclusively and finally settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of the AAA (the “AAA Rules”). Any Party to such controversy or claim may initiate the arbitration, as provided in the AAA Rules. The place of arbitration shall be New York, New York, United States of America, unless the Parties to such controversy or claim agree otherwise. The arbitral panel shall determine the rights and obligations of the Parties to such controversy or claim in accordance with the substantive laws of the State of New York. Except as agreed by such parties, the arbitral panel shall have no power to alter or modify any terms or provisions of this Agreement, or to render any award that, by its terms or effects, would alter or modify any term or provision of this Agreement. The arbitral panel shall be composed of three arbitrators, one to be selected by the claimant Party to the dispute or controversy (or, if there is more than one claimant to the dispute or controversy, by the claimant Parties, unanimously); one to be selected by the respondent Party (or, if there is more than one respondent to the dispute or controversy, by the respondent parties, unanimously); and one to be jointly appointed by the two Party-appointed arbitrators. If, within 15 business days, the two previously-selected arbitrators cannot agree on the selection of the third arbitrator, then the third arbitrator shall be selected by the AAA pursuant to the AAA Rules. Once the arbitral panel has been composed, the arbitrators shall act as neutrals and not as party arbitrators, and no Party to such controversy or claim shall engage in any ex parte communication with any member of the arbitral panel. Each such Party shall bear its own attorney fees, expenses, and costs. Any award of monetary damages shall be in writing and state the reasons upon which it is based. The award shall be final and binding on such Parties. Judgment on the award may be entered by any court with competent jurisdiction. The Federal Arbitration Act, 9 U.S.C. § 1 et seq., shall govern any arbitration conducted pursuant to this Section 8.

9. Any Party may terminate its obligations under this Agreement on three (3) business days’ prior written notice delivered via email to SilverArrow Dubai and Mr. Limberger in the form attached hereto as Exhibit B. SilverArrow Dubai and Mr. Limberger shall promptly notify (orally or in writing) the other Parties of receipt of such notice of termination. Section 8 of this Agreement shall survive any termination pursuant to this Section 9.

10. Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D to be filed under the Securities Exchange Act of 1934, as amended.

11. Each of the undersigned Parties hereby agrees that this Agreement may not be assigned, amended, waived or modified except by a writing signed by each Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

SAC JUPITER HOLDING LTD.

By:	/s/ Thomas Limberger
Name:	Thomas Limberger
Title:	Authorized Signatory

Securities Beneficially Owned: 427,500 shares of common stock of the Company

[Signature Page Follows]

[Signature Page to Group Agreement]

SILVERARROW CAPITAL HOLDING LTD.

By:	/s/ Thomas Limberger
Name:	Thomas Limberger
Title:	Authorized Signatory

Securities Beneficially Owned: 125,000 shares of common stock of the Company

[Signature Page Follows]

[Signature Page to Group Agreement]

/s/ Thomas Limberger
Thomas Limberger

Securities Beneficially Owned: All shares of common stock of the Company owned by SilverArrow Guernsey and SilverArrow Dubai

[Signature Page to Group Agreement]

/s/ Abdullah Saleh A. Kamel
Abdullah Saleh A. Kamel

Securities Beneficially Owned: 395,000 shares of common stock of the Company

[Signature Page Follows]

[Signature Page to Group Agreement]

PLUTO FUND LIMITED

By:	/s/ Robert Schimanko
Name:	Robert Schimanko
Title:	Authorized Signatory

Securities Beneficially Owned:

• 90,000 shares of common stock of the Company

• Options to purchase 2,500 shares of common stock of the Company, with a strike price of $25 per share; June 2015 expiration date

[Signature Page Follows]

[Signature Page to Group Agreement]

/s/ Osama H. Al Sayed
Osama H. Al Sayed

Securities Beneficially Owned: 1,288,327 shares of common stock of the Company

[Signature Page Follows]

[Signature Page to Group Agreement]

/s/ Ernesto Palomba
Ernesto Palomba

Securities Beneficially Owned: 30,000 shares of common stock of the Company

[Signature Page Follows]

[Signature Page to Group Agreement]

Exhibit A

Delivered Via Email

SAC Jupiter Holding Ltd.

Office 407, North Tower,

Emirates Financial Towers, DIFC,

P.O. Box 506953, Dubai, UAE

Attention:	Thomas Limberger

Re: Notification of [Purchase/Sale] of Securities of ROFIN-SINAR

Gentlemen:

The undersigned hereby notifies you of the following [purchase/sale] of securities of ROFIN-SINAR Technologies Inc.

Transaction Type [Purchase/Sale]	Aggregate Number of Shares [Sold/Purchased]	Date of Transaction	Price Per Share	Transaction Type [Block Trade; Open Market Purchase, etc.]

[Signature]

Exhibit B

Delivered Via Email

SAC Jupiter Holding Ltd.

Office 407, North Tower,

Emirates Financial Towers, DIFC,

P.O. Box 506953, Dubai, UAE

Attention:	Thomas Limberger

Re: Notification of Termination of Group Agreement

Gentlemen:

Reference is made to the Group Agreement, dated as of May 7, 2015, by and among SAC Jupiter Holding Ltd., a limited company organized in Dubai, United Arab Emirates, SilverArrow Capital Holding Ltd., a company organized under the laws of Guernsey, Abdullah Saleh A. Kamel, an individual and citizen of the Kingdom of Saudi Arabia, Pluto Fund Limited, a company organized under the laws of Saint Vincent and the Grenadines, Thomas P. Limberger, an individual and citizen of the Federal Republic of Germany, Osama H. Al Sayed, an individual and citizen of the Kingdom of Saudi Arabia, and Ernesto Palomba, an individual and citizen of Italy (the “Group Agreement”).

Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Group Agreement.

Pursuant to Section 9 of the Group Agreement, the undersigned hereby terminates its obligations under the Group Agreement.

[Signature]